                                                                    EXHIBIT 23.5


                   [CAPLIN & DRYSDALE, CHARTERED LETTERHEAD]


                                             May 11, 2000


Board of Directors
American Mutual Holding Company
699 Walnut Street
Des Moines, Iowa 50309


Board of Directors
AmerUs Life Holdings, Inc.
699 Walnut Street
Des Moines, Iowa 50309


                  Re:      Federal Income Tax Consequences of
                           Proposed Demutualization and Merger


Dear Sirs:

         We have acted as special tax counsel to American Mutual Holding Company ("AMHC") and AmerUs Life Holdings, Inc. ("ALH") in connection with the proposal to convert AMHC into a stock company and merge ALH into AMHC, as described in the Registration Statement on Form S-4 (the "Registration Statement") filed by AMHC.

         We hereby consent to the use of our name and the filing of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Sincerely,

                                        /s/ CAPLIN & DRYSDALE, CHARTERED
                                        ---------------------------------------
                                        Caplin & Drysdale, Chartered